UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2013

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01           Entry into a Material Definitive Agreement

On June 28, 2013, Joe’s Jeans Inc., a Delaware corporation, through its wholly owned subsidiary, Joe’s Jeans Subsidiary Inc. (the “Company”), a Delaware corporation, and The CIT Group/Commercial Services, Inc. (“CIT”) agreed to an amendment to its Factoring Agreement dated June 1, 2001, as amended from time to time, (the “Agreement”) that modifies the date that the Company may terminate the Agreement with CIT from June 30 until September 30 upon 30 days’ advanced notice.  In addition, after September 30, 2013, the Company may terminate the Agreement upon 60 days’ advanced notice provided, that the Company has paid the unpaid portion of the Minimum Factoring Fees (as defined in the Agreement).  In addition, the Company continues to have a right to terminate the Agreement in the event CIT fails to fund the Company for five consecutive days and CIT has a right to terminate immediately upon an Event of Default (as defined in the Agreement) or upon 60 days’ advanced notice.

The preceding description of the modification to the Agreements is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by the copy of the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01           Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

10.1	Amendment to Factoring Agreement dated June 28, 2013 by and between Joe’s Jeans Subsidiary Inc. and The CIT Group/Commercial Services, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: July 3, 2013	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)

Exhibit Index

Exhibit Number	Description

10.1	Amendment to Factoring Agreement dated June 28, 2013 by and between Joe’s Jeans Subsidiary Inc. and The CIT Group/Commercial Services, Inc.